Exhibit 4.2

DYNEGY HOLDINGS INC.

7.5% Senior Unsecured Notes Due 2015

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC (OR A NOMINEE OF DTC).  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THESE NOTES MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER AT DYNEGY HOLDINGS INC., 1000 LOUISIANA, SUITE 5800, HOUSTON, TEXAS 77002.

DYNEGY HOLDINGS INC.

7.5% Senior Unsecured Notes Due 2015

No. A-1	CUSIP: 26816L BA9

Dynegy Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED THIRTY-FIVE MILLION DOLLARS ($235,000,000) on June 1, 2015 and to pay interest thereon from December 1, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing June 1, 2010, at the rate of 7.5% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. All payments of the principal of and interest on Securities of this series issued in the form of a Global Security shall be made by wire transfer of immediately available funds to the Depository.  All payments of the principal of and interest on Securities of this series issued in the form of Definitive Securities will initially be made at the Corporate Trust Office of the Trustee, or, from and after such time, such other office or agency of the Company as may be designated by it for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.  All payments of principal or interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its Chairman of the Board, President, Treasurer or Chief Financial Officer, manually or by a facsimile of his signature, and its corporate seal (or a facsimile thereof) to be hereunto affixed and the same to be attested by its Secretary or an Assistant Secretary, all either manually or in facsimile.

Dated: December 1, 2009

DYNEGY HOLDINGS INC.

		By:	/s/ Carolyn J. Stone
		Name:	Carolyn J. Stone
		Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Heidi D. Lewis
Name:	Heidi D. Lewis
Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
AUTHORIZED OFFICER

Reverse of 7.5% Senior Unsecured Note

This Senior Unsecured Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 26, 1996, and as amended and restated on March 23, 1998, and as further amended and restated on March 14, 2001 and as supplemented by the First Supplemental Indenture dated as of July 25, 2003, the Second Supplemental Indenture dated as of April 12, 2006, the Third Supplemental Indenture, dated as of May 24, 2007, the Fourth Supplemental Indenture dated as of May 24, 2007 and the Fifth Supplemental Indenture dated as of December 1, 2009 (as so amended, restated and supplemented, the “Indenture”), between the Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, unlimited as to principal amount.

The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of December 1, 2009, between the Company and the initial purchaser named therein (the “Registration Rights Agreement”).  Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Rights Agreement.  In the event that (i) the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 270th day after the Issue Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 365th day after the Issue Date or, if obligated to file a Shelf Registration Statement because of the circumstances described in Section 2(a)(i) of the Registration Rights Agreement do not permit the Company to effect a Registered Exchange Offer, a Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day after the Issue Date, (iii) if the Registered Exchange Offer is not consummated on or before the 405th day after the Issue Date, (iv) if obligated to file the Shelf Registration Statement because of circumstances described in Section 2(a)(ii) or 2(a)(iii) of the Registration Rights Agreement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 30th day (the “Shelf Filing Date”) after the date on which the obligation to file a Shelf Registration Statement arises, (v) if obligated to file the Shelf Registration Statement because of certain circumstances described in Section 2(a)(ii) or 2(a)(iii) of the Registration Rights Agreement, the Shelf Registration Statement has not become effective on or prior to the 90th day of the Shelf Filing Date, or (vi) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (i) through (vi) a “Registration Default”), interest (the “Additional Interest”) shall accrue (in addition to stated interest on the Securities of this series) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities of this series; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 90th day after the first such Registration Default (and each successive 90th day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue at a rate in excess of 1.0% per annum.  The Additional Interest will be payable in cash semiannually in arrears each June 1 and December 1.

The Securities of this series are not subject to any sinking fund.  The Securities shall not be redeemable at the option of any Holders thereof.

The Securities shall not be redeemable at the option of the Company prior to maturity; provided, however, that the Company may, from time to time, purchase the Securities in the open market or otherwise from time to time.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein which provisions apply to this Security.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency herein, prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, the Trustee or any agent shall be affected by notice to the contrary.

Each Holder of this Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Except as set forth in the second paragraph of this Reverse of 7.5% Senior Unsecured Notes, all terms used in this Security which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this 7.5% Senior Unsecured Note Due 2015 (this “7.5% Security”), fill in the form below:

I or we assign and transfer this 7.5% Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this 7.5% Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 7.5% Security.

In connection with any transfer of any of the 7.5% Securities evidenced by this certificate occurring prior to the expiration of the relevant period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Act”), after the later of the date of original issuance of such 7.5% Securities and the last date, if any, on which such 7.5% Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such 7.5% Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Company; or

2.	☐	pursuant to an effective registration statement under the Act; or

3.	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Act; or

4.	☐	pursuant to the exemption from registration provided by Rule 144 under the Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 7.5% Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the 7.5% Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 7.5% Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $235,000,000.  The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Remaining Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian